UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2009

The Spectranetics Corporation
 (Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9965 Federal Drive Colorado Springs, CO	80921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (719) 633-8333

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 19, 2009, the Board of Directors of The Spectranetics Corporation (the “Company”) appointed Anne Melissa Dowling and William C. Jennings as independent directors to the Company’s Board of Directors. In its Current Report on Form 8-K filed with the SEC on February 25, 2009 announcing the appointment of the new directors, the Company stated that the committees of the Board of Directors on which Ms. Dowling and Mr. Jennings will serve had not yet been determined. The purpose of this amendment to the Form 8-K filed on February 25, 2009 is to disclose the committees to which Ms. Dowling and Mr. Jennings have been appointed.

On March 31, 2009, the Board of Directors appointed Ms. Dowling and Mr. Jennings to both the Audit Committee and Compensation Committee of the Board of Directors. These appointments are effective as of March 31, 2009.

As a result of the appointment of Ms. Dowling and Mr. Jennings to the Audit Committee of the Company’s Board of Directors, the Company has regained compliance with NASDAQ Stock Market Rule 4350(d)(2)(A), which requires that the Company’s audit committee be comprised of at least three independent directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2009

The Spectranetics Corporation
(registrant)

By: /s/ Guy A. Childs
Name: Guy A. Childs
Its: Chief Financial Officer